                                                                    EXHIBIT 99.6

                                                                Please mark
                                                                 your vote  [X]
                                                                 like this

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2.


1.  The Stock Issuance. Approval of the issuance of Albertson's Common Stock in
    ------------------
connection with the Merger, at an exchange ratio of 0.63 shares of Albertson's Common Stock for each outstanding share of common stock, par value $1.00 per share, of ASC, with cash paid in lieu of any fractional shares.


            For                     Against                         Abstain
            [_]                       [_]                              [_]

2. Amendments to the Albertson's 1995 Stock-Based Incentive Plan. Approval of
   -------------------------------------------------------------
the proposal to amend the Albertson's 1995 Stock-Based Incentive Plan to, among other things, increase from 10,000,000 to 30,000,000 the number of shares of Albertson's Common Stock available for issuance under the plan.


            For                     Against                         Abstain
            [_]                       [_]                              [_]


                     [NO TEXT PRINT IN THIS ADDRESS AREA]


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED THEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Signature(s)______________________  Date:_____________, 1998

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. Executors, administrators, trustees and so forth, should give full title as such. If the signatory is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized party. If shares are held in multiple names, at least one must sign as an authorized party.


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                           - FOLD AND DETACH HERE -




                                    [LOGO]

                        SPECIAL MEETING OF STOCKHOLDERS
                          THURSDAY, NOVEMBER 12, 1998


                                  10:00 A.M.

                                 CASCADE ROOM
                                  HOLIDAY INN
                            3300 SOUTH VISTA AVENUE
                                 BOISE, IDAHO

PROXY

                                    [LOGO]

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               ALBERTSON'S, INC.

The undersigned acknowledges receipt of the Proxy Statement/Prospectus of Alberston's, Inc. (the "Company") and hereby appoints Gary G. Michael, John B. Carley and Richard L. King, and each of them, as Proxies for the undersigned, each with full power of substitution, to represent the undersigned and to vote all shares of common stock, par value $1.00 per share, of the Company (the "Albertson's Common Stock") that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., local time, on November 12, 1998, and at any adjournment(s) or postponement(s) thereof, in the manner indicated on the reverse side hereof. If no other indication is made, the proxyholders will vote FOR (i) the issuance of Albertsonis Common Stock in connection with the merger pursuant to the Agreement and Plan of Merger, dated as of August 2, 1998, (the "Agreement"), among the Company, American Stores Company, a Delaware corporation ("ASC"), and Abacus Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Albertson's ("Merger Sub"), pursuant to which Merger Sub will be merged with and into ASC (the "Merger") and (ii) the amendments to the Company's 1995 Stock-Based Incentive Plan to, among other things, increase from 10,000,000 to 30,000,000 the number of shares of Albertson's Common Stock available for issuance under the plan.

                    (PLEASE DATE AND SIGN ON REVERSE SIDE)


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -



                                    [LOGO]

                        SPECIAL MEETING OF STOCKHOLDERS
                          THURSDAY, NOVEMBER 12, 1998

                                  10:00 A.M.

                                 CASCADE ROOM
                                  HOLIDAY INN
                            3300 SOUTH VISTA AVENUE
                                 BOISE, IDAHO